UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
Vector Group Ltd.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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VECTOR GROUP LTD.
4400 Biscayne Blvd.
Miami, Florida 33137

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 25, 2018

EXPLANATORY NOTE

Vector Group Ltd. hereby corrects an error contained in the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 12, 2018 (the “Proxy Statement”). Due to a clerical error, portions of Proposal 4, Advisory Vote on Shareholder Proposal Regarding Proxy Access By-law, were inadvertently omitted from the Proxy Statement. A full and corrected version of Proposal 4 is copied herein. The text of Proposal 4 herein amends and supplements Proposal 4 in its entirety. The corrections are underlined in the text below.

Other than the revisions referred to herein, the Proxy Statement, including the Board of Directors’ response to Proposal 4, remains unchanged.

PROPOSAL 4: ADVISORY VOTE ON SHAREHOLDER PROPOSAL REGARDING PROXY ACCESS BY-LAW

The Company has received the following proposal from Kenneth Steiner, 14 Stoner Avenue, Apartment 2M, Great Neck, NY 11021. Mr. Steiner has owned more than 500 shares of our common stock for more than one year.

Proposal 4 - Shareholder Proxy Access
Shareholders ask the board to amend the bylaws or other documents, as necessary, to provide proxy access for shareholders as follows:

1.
Nominating shareholders or shareholder groups must beneficially own 3% or more of the Company's outstanding common stock continuously for at least 3-years and pledge to hold such stock through the annual meeting.

2.	Nominators may submit a statement of 500 words or less in support of each nominee to be included in the Company proxy.

3.	The number of shareholder-nominated candidates eligible to appear in proxy materials shall be 25% of the directors then serving or two, whichever is greater.

4.	No limitation shall be placed on the number of shareholders who can aggregate their shares to achieve the 3% of Required Stock.

5.	No limitation shall be placed on the re-nomination of shareholder nominees by Nominators based on the number or percentage of votes received in any election.

6.	The Company shall not require that Nominators pledge to hold stock after the annual meeting if their nominees are not elected.

7.
Loaned securities shall be counted as belonging to a nominating shareholder if the shareholder represents it has the legal right to recall those securities for voting purposes and will hold those securities through the date of the annual meeting.

Proxy access for shareholders enables shareholders to put competing director candidates on the company ballot to see if they can get more votes than some of management's director candidates. A competitive election is good for everyone. This proposal can help ensue [sic] that our management will nominate directors with outstanding qualifications after 2018 in order to avoid giving shareholders a good reason to exercise their right to use proxy access.

This is particularly true when we had 2 directors past age 80. Plus 2 other directors received 4-times as many negative votes as their colleagues. We may have a board refreshment problem with this and with 2 directors exceeding 23 and 31 years long-tenure. Long-tenure can impair the independence of a director no matter how well qualified.

Thanks are due to the shareholders who voted their 39 million shares in favor of this proposal topic at Vector Group in 2016. These 39 million yes-votes were a substantial majority of the independent shares at Vector. The 2016 yes-votes could have been over 51% if small shareholders had the same access to corporate governance information as large shareholders.

Vector shareholders can again vote their shares in favor of this proposal topic which has been adopted by more than 450 companies since 2015. Shareholders can also encourage their friends and colleagues to vote in favor of this proposal.

Proxy access, put forth by this shareholder proposal, is a low-cost method to improve company performance - especially compared to our $3 billion investment in Vector Group.
Please vote to improve shareholder oversight of our investment:
Shareholder Proxy Access - Proposal 4

Voting Information

IF YOU HAVE ALREADY VOTED AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING. YOUR VOTE WILL BE TABULATED AS YOU INSTRUCTED AT THE ANNUAL MEETING.
You may vote by any of the following methods:

ONLINE: To access your online proxy card, please visit http://www.astproxyportal.com/ast/03819/ and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
IN PERSON: You may vote your shares in person by attending the Annual Meeting.
TELEPHONE: To vote by telephone, please visit http://www.astproxyportal.com/ast/03819/ to view the materials and to obtain the toll free number to call.
MAIL: You may request a card by requesting paper or e-mail copies of the proxy materials by:
TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers)
E-MAIL: info@astfinancial.com
WEBSITE: http://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials/

Changing a Vote
If you are a shareholder of record, you may revoke your proxy at any time before the voting polls are closed at the Annual Meeting by the following methods:

•	Voting at a later time by telephone or internet (up to 11:59 P.M. Eastern Time on the day before the cut-off or meeting date);

•	Writing our Corporate Secretary at Vector Group Ltd., 4400 Biscayne Blvd., Miami, Florida 33137; or

•	Giving notice of revocation in person to the Inspector of Election at the Annual Meeting.

If you are a street name shareholder and you have voted by proxy, you may revoke your proxy by informing the holder of record in accordance with that entity’s procedures.